                                 [CAPSTEAD LOGO]



                 -----------------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            To Be Held June 15, 2001

                 -----------------------------------------------


To the stockholders of CAPSTEAD MORTGAGE CORPORATION:

         A special meeting of stockholders of Capstead Mortgage Corporation, a Maryland corporation, will be held at 8401 North Central Expressway, Suite 800, Dallas, Texas on Friday, June 15, 2001 beginning at 9:00 a.m., Dallas time, to approve an amendment to our charter to effect a one-for-two reverse split of our common stock (the "Reverse Stock Split").

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE CHARTER AMENDMENT EFFECTING THE REVERSE STOCK SPLIT.

         Stockholders of record at the close of business on Friday, May 11, 2001 will be entitled to notice of and to vote at the special meeting. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE. You may, of course, revoke your proxy if you attend the special meeting and choose to vote in person.



                                             By order of the board of directors,




                                                                Andrew F. Jacobs
                                                                       Secretary



8401 North Central Expressway, Suite 800
Dallas, Texas 75225-4410
May 17, 2001

                          CAPSTEAD MORTGAGE CORPORATION
                    8401 North Central Expressway, Suite 800
                            Dallas, Texas 75225-4410

                    ----------------------------------------

                               PROXY STATEMENT

                       SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held June 15, 2001

                    ----------------------------------------


         This proxy statement, together with the enclosed proxy, is solicited by and on behalf of the board of directors of Capstead Mortgage Corporation, a Maryland corporation, for use at the special meeting of stockholders to be held on June 15, 2001. The board of directors is requesting that you allow your shares to be represented and voted at the special meeting by the proxies named on the enclosed proxy card. "We," "our," "us," and "Capstead" each refers to Capstead Mortgage Corporation. This proxy statement and accompanying proxy will first be mailed to stockholders on or about May 17, 2001.

         At the special meeting, action will be taken to approve an amendment to our charter to effect the Reverse Stock Split.


                           FORWARD-LOOKING STATEMENTS

         This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. Our actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of our investments and unforeseen factors. These factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors.


                        GENERAL INFORMATION ABOUT VOTING

SOLICITATION OF PROXIES

         The enclosed proxy is solicited by and on behalf of our board of directors. The expense of soliciting proxies for the special meeting, including the cost of mailing, will be borne by us. In addition to solicitation by mail, our officers may solicit proxies from stockholders by telephone, facsimile or personal interview. Such persons will receive no compensation for such services. We also intend to request persons holding Common shares in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will also use the proxy solicitation services of Corporate Investor Communications, Inc. For such services, we will pay a fee that is not expected to exceed $5,000 plus out-of-pocket expenses.

VOTING SECURITIES

         The Common shares are our voting equity securities. Each Common share entitles the holder to one vote. As of May 11, 2001 there were outstanding and entitled to vote 27,508,860 Common shares. Fortress Cap LLC ("Fortress Cap"), an affiliate of Fortress Investment Group LLC, ("Fortress Group"), holds 9,298,717 of the Common shares, representing 34 percent of our voting securities. Only stockholders of record at the close of business on May 11, 2001 are entitled to vote at the special meeting or any adjournment of the special meeting.

VOTING

         If you hold your Common shares in your own name as a holder of record, you may instruct the proxies to vote your Common shares through any of the following methods:

o sign, date and mail the proxy card in the postage-paid envelope provided;

o        sign, date and fax the proxy card to Wells Fargo at 651-450-4026;

o using a touch-tone telephone, call Wells Fargo at 1-800-240-6326 and follow the prompts to enter a company number and a control number, both of which are found on your proxy card, to authorize the proxies to vote your Common shares; or

o using the Internet, as prompted by the menu found at www.eproxy.com/cmo/, enter a company number and control number, both of which are found on your proxy card, to gain access to the voting site maintained by Wells Fargo to authorize the proxies to vote your Common shares.

         Our counsel has advised us that these four voting methods are permitted under the corporate law of Maryland, the state in which we are incorporated.

         The deadline for Internet voting, telephone voting and faxed proxy cards is 1:00 p.m., Eastern time, on June 14. In addition, you may vote your Common shares in person at the special meeting.

         If your Common shares are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your Common shares voted at the special meeting.

COUNTING OF VOTES

         A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the special meeting. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the special meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting. If a quorum is not present, the special meeting may be adjourned by the vote of a majority of the shares represented at the special meeting until a quorum has been obtained.

         The affirmative vote of a majority of the issued and outstanding Common shares is required to approve the charter amendment effecting the Reverse Stock Split.

         Abstentions will have the effect of a vote AGAINST the Reverse Stock Split.

         If you sign and return your proxy card without giving specific voting instructions, your shares will be voted FOR the charter amendment affecting the Reverse Stock Split.

         Broker non-votes occur when a broker, bank or other nominee holding Common shares in street name votes the Common shares on some matters but not others. We will treat broker non-votes as (i) Common shares that are present and entitled to vote for quorum purposes, and (ii) votes AGAINST the charter amendment affecting the Reverse Stock Spit.

RIGHT TO REVOKE PROXY

         If you hold Common shares in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

o notify our Secretary in writing before your Common shares have been voted at the special meeting;

o        sign, date and mail a new proxy card to Wells Fargo;

o        fax a new proxy card to Wells Fargo at 651-450-4026;

o using a touch-tone telephone, call Wells Fargo at 1-800-240-6326 and follow the prompts described above;



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



o using the Internet, log on to www.eproxy.com/cmo/ and follow the prompts described above; or

o        attend the special meeting and vote your Common shares in person.


         If Common shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.


                          REVERSE STOCK SPLIT PROPOSAL

GENERAL

         On April 30, 2001, our board of directors authorized a special dividend of $7.30 per Common share, or approximately $200 million of our stockholders' equity, payable on June 29, 2001 to stockholders of record as of June 13, 2001. Our Common shares will not trade ex-dividend until July 2, 2001. The per share price of our Common shares will be adjusted when the Common shares begin trading ex-dividend to remove the special dividend. We believe that such reduced price will affect the marketability of our Common shares and increase the amount and percentage of transaction costs paid by individual stockholders. Accordingly, our board of directors has unanimously adopted resolutions approving, and recommending that stockholders authorize, an amendment of our charter to:

o        effect a one-for-two reverse split of our outstanding Common shares;
         and

o provide for the payment in cash in lieu of fractional shares otherwise issuable in connection with the Reverse Stock Split.

         There will be no change in the number of our authorized Common shares and no change in the par value of our Common shares. On May 4, 2001, the last reported sales price for our Common shares as reported on the New York Stock Exchange Composite Tape was $16.74 per share.

         If the Reverse Stock Split is approved by the stockholders, the Reverse Stock Split will be effected only upon a determination by the board of directors that the Reverse Stock Split is in the best interest of Capstead and the stockholders, based on factors including the marketability and liquidity of the Common shares, prevailing market conditions, the likely effect on the market price of the Common shares and other relevant factors. If the Reverse Stock Split is approved by the stockholders and the board makes such determination, the Reverse Stock Split will become effective upon the filing of an amendment to our charter with the State Department of Assessments and Taxation of Maryland on such date as selected by the board of directors. Although the board of directors believes that as of the date of this proxy statement the Reverse Stock Split is advisable, the Reverse Stock Split may be abandoned by the board of directors at any time.

REASONS FOR THE REVERSE STOCK SPLIT PROPOSAL

         Upon payment of the special dividend of $7.30 on June 29, 2001, the per share price of our Common shares will be adjusted to remove the special dividend. As a result, our board of directors has determined that a further adjustment to the anticipated price of our Common shares achieved through the Reverse Stock Split will help retain continued interest in our Common shares by the financial community and the investing public and possibly promote greater liquidity for our stockholders. In addition, the structure of many trading commissions tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission payable on the sale of lower priced stock often can represent a higher percentage of the sales price than the commission on relatively higher-priced stock. This may affect the liquidity of our common stock.

         It is possible that the liquidity of our Common shares could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. In addition, there can be no assurance that the market price of the Common shares immediately after the Reverse Stock Split will be approximately twice the market price of the Common shares immediately before the Reverse Stock Split or that any increased market price can be maintained for any period of time after the Reverse Stock Split.



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



EFFECT OF THE REVERSE STOCK SPLIT

         If the Reverse Stock Split is approved by the stockholders at the special meeting and the board of directors subsequently determines that it is advisable to proceed with the Reverse Stock Split, the result would be that each holder of Common shares would receive one new Common share for each two Common shares held at the effective time of the Reverse Stock Split, with the aggregate number of outstanding Common shares decreasing from approximately 27.5 million Common shares to approximately 13.8 million Common shares. Beginning at the effective time, each certificate representing old Common shares will be deemed for all corporate purposes to evidence ownership of new Common shares.

         No fractional shares or scrip would be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of Common shares not evenly divisible by two will be entitled, upon surrender of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the last sale price of the Common shares as reported on the New York Stock Exchange Composite Tape on the last trading day prior to the effective time of the Reverse Stock Split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive the fractional share payment described above.

         Stockholders should be aware that under the escheat laws of the various jurisdictions where stockholders reside, where Capstead is domiciled and where the property will be held, any property that remains unclaimed, including dividends, fractional share payments and shares issuable upon exchange, may be subject to escheatment and be required to be delivered to the designated agent of the appropriate jurisdiction. Thereafter, stockholders otherwise entitled to receive such shares and funds will have to seek to obtain them directly from the jurisdiction to which they were paid.

         If the Reverse Stock Split is approved at the special meeting and the board of directors subsequently determines that it is advisable to proceed with the Reverse Stock Split, appropriate adjustments will be made with respect to the number of Common shares for which outstanding employee stock options are exercisable, and with respect to the conversion rates at which the shares of each class of our preferred stock may be converted into Common shares.

         If the Reverse Stock Split is effected, the number of Common shares available for issuance will increase from 60.8 million to 76.9 million. Although not a factor in the decision of the board of directors to propose the Reverse Stock Split, the increased number of authorized and unissued Common shares could be used by the board of directors as an anti-takeover defense. For example, if we were the subject of a hostile takeover attempt, we could try to impede the takeover by issuing available Common shares, thereby diluting the voting power of the other outstanding Common shares and increasing the potential cost of the takeover. We are not aware of any attempt, or contemplated attempt, to acquire control of Capstead, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the effective time of the Reverse Stock Split, we will send a letter of transmittal to each stockholder of record at the effective time for use in transmitting certificates representing Common shares to our transfer agent and exchange agent, Wells Fargo Shareowner Services. The letter of transmittal will contain instructions for the surrender of old certificates to the exchange agent in exchange for certificates representing the appropriate number of whole new Common shares and a check in lieu of any fractional interest of a new Common share. No new certificates will be issued to a stockholder until that stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the exchange agent. Until surrendered, outstanding old certificates held by stockholders will be deemed for all purposes to represent the number of whole new Common shares to which such stockholders are entitled as a result of the Reverse Stock Split. Stockholders should not send their old certificates to the exchange agent until they have received the letter of transmittal. Notwithstanding whether a stockholder has failed to exchange old certificates for new certificates, any dividends declared by us in respect of the Common shares after the effective date of the Reverse Stock Split will be on a per share basis as to the number of new Common shares to which such stockholder is entitled. No dividends declared subsequent to the effective date of the Reverse Stock Split will be distributed to you until you exchange the old certificates for the new certificates. Such dividends will be held pending exchange, subject to appropriate escheat laws.

         If your Common shares are held on your behalf by a broker, bank or other nominee, the adjustment of your position will be handled in accordance with the procedures of The Depository Trust Company.

         On the record date, there were ______ record holders and approximately _________ additional beneficial stockholders of our Common shares. We believe the Reverse Stock Split will not effect a material reduction in the number of holders of our Common shares.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the material federal income tax consequences of the Reverse Stock Split to our stockholders. This discussion is based upon federal income tax laws as currently in effect, does not purport to be a complete discussion of such consequences and is not intended as tax advice to any person. Accordingly, the stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the Reverse Stock Split on their individual tax status.

         We believe that the Reverse Stock Split will be a tax-free recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, to the extent presently issued and outstanding common shares are exchanged solely for new Common shares. The new Common shares issued to each stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of Common shares held by such stockholder immediately prior to the Reverse Stock Split, less the basis allocable to any fractional interest of a new Common share for which cash is received. A stockholder's holding period for new Common shares should include the holding period for Common shares exchanged therefor, provided that such Common shares were capital assets held by such stockholder at the effective time of the Reverse Stock Split. The Internal Revenue Service has ruled that where a cash payment is paid in lieu of fractional interests and is not in the nature of bargained-for-consideration, the cash will generally be treated as a distribution in full payment in exchange for the fractional share. Thus, if the Common shares were capital assets held by such stockholder, capital gain or loss will be recognized measured by the difference between the cash received and the basis allocable to the fractional interest of the new Common share for which such cash was received. The capital gain or loss will be long-term capital gain or loss if the old Common shares had a holding period in excess of one year.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE CHARTER AMENDMENT EFFECTING THE REVERSE STOCK SPLIT.



         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         For purposes of this proxy statement a "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

         (i) Voting power which includes the power to vote, or to direct the voting of, Common shares; and/or

         (ii) Investment power which includes the power to dispose, or to direct the disposition, of Common shares.

         A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.



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



SECURITY OWNERSHIP OF MANAGEMENT

         Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of Common shares as of May 11, 2001, by each director, our chief executive officer and our four most highly compensated executive officers for services rendered during the year ended December 31, 2000 and by all directors and executive officers as a group.



                                                 Number of
                                                Common Shares
Name of Beneficial Owner                     Beneficially Owned(a)    Percent of Class
------------------------                     ---------------------    ----------------
Wesley R. Edens                                   9,298,717(b)             33.80
Robert I. Kauffman                                9,298,717(b)             33.80
Paul M. Low                                          78,009(c)                 *
Ronn K. Lytle                                       165,445                    *
Michael G. O'Neil                                     8,263                    *
Howard Rubin                                        401,850(d)              1.46
Mark S. Whiting                                     130,350                    *

Andrew F. Jacobs                                    225,107(e)                 *
Robert R. Spears, Jr                                 70,738(e)                 *
Phillip A. Reinsch                                   65,417(e)                 *
Amar R. Patel                                        34,316(e)                 *
All directors and executive officers
as a group (11 persons)                          10,478,212                37.72


* Denotes less than 1 percent.

(a) Amounts include Common shares issuable as follows:


                                       Security Ownership       Right to Acquire
                                       ------------------   -------------------------
                                                             Converted to   Exercisable
                                        Series B Shares     Common Shares     Options
                                        ---------------     -------------   -----------
Wesley R. Edens                                --                                  --
Robert I. Kauffman                             --                                  --
Paul M. Low                                52,000            19,988             8,028
Ronn K. Lytle                                  --                --             1,125
Michael G. O'Neil                              --                --             6,750
Howard Rubin                                   --                --             6,750
Mark S. Whiting                                --                --             6,750

Andrew F. Jacobs                               --                --           154,000
Robert R. Spears, Jr                           --                --            29,000
Phillip A. Reinsch                             --                --            32,968
Amar R. Patel                                  --                --             5,000
All nominees for Director
   And Executive Officers
   as a group (11 persons)                 52,000            19,988           250,371


(b) Neither Mr. Edens nor Mr. Kauffman directly owns any of our securities. However, by reason of their status as directors and officers of Fortress Group and its affiliates, including Fortress Cap, they may be deemed to be the beneficial owners of 9,298,717 Common shares. Mr. Edens and Mr. Kauffman expressly disclaim beneficial ownership of any Common shares.

(c) Includes 10,839 Common shares and 768 Common shares that would be received upon conversion of 2,000 Series B shares held in trust for Mr. Low's son. Mr. Low is settlor and trustee of his son's trust and has voting and dispositive power over the shares but expressly disclaims beneficial ownership.

(d) Includes 50,200 Common shares held by the Rubin-Henry Family Foundation of which Mr. Rubin is co-trustee. As co-trustee, Mr. Rubin has voting and dispositive power over the shares.

(e) Includes restricted Common shares granted April 20, 2000, which vest an additional 20 percent on each of April 20, 2002, 2003, 2004 and 2005 as follows: Andrew F. Jacobs, 16,841 shares; Robert R. Spears, Jr., 9,992 shares; Phillip A. Reinsch, 9,207 shares; and Amar R. Patel, 8,420 shares.




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



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth the ownership of Common shares, both beneficially and of record, for the persons known by us to be beneficial owners of more than 5 percent of each such class of shares outstanding, as of the close of business on May 11, 2001.



                                            Number of
                                             Common
                                             Shares                 Percent
                                           Beneficially               of
Name of Beneficial Owner                      Owned                  Class
------------------------                   ------------             -------
Fortress Cap LLC                             9,298,717                33.8%
1301 Avenue of the Americas
42nd Floor
New York, New York 10019(1)

James and Nancy Grosfeld                     1,876,300                6.82%
20500 Civic Center Drive
Suite 3000
Southfield, Michigan 48076(2)

(1) Except for percentage ownership which has been adjusted for the current outstanding Common shares, such information is derived solely from a
         Schedule 13D filed with the Securities and Exchange Commission on January 9, 2001 by Fortress Cap (the owner of record of the Common shares), Fortress Registered Investment Trust, Fortress Investment Fund LLC, Fortress Group and Fortress Principal Investment Holdings LLC. Fortress Cap is wholly-owned by its sole member, Fortress Registered Investment Trust. Certain additional persons and entities named in the
         Schedule 13D, including Messrs. Edens and Kauffman, may also be deemed to be beneficial owners of the Common shares. All such persons and entities disclaim beneficial ownership of such shares.

(2) Such information is derived solely from a Schedule 13D filed with the Securities and Exchange Commission on April 3, 2001 by James and Nancy Grosfeld.


                                  OTHER MATTERS

         The proxies intend to exercise their discretionary authority to vote on any stockholder proposals submitted at the special meeting as permitted by Rule 14a-4(c) promulgated under the Securities Exchange Act or 1934, as amended. As to any proposal that a stockholder intends to present to stockholders other than by inclusion in our proxy statement for the special meeting of stockholders, the proxies named in management's proxy for the special meeting will be entitled to exercise their discretionary authority on that proposal.


                             ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. You can also refer to our website at www.capstead.com.

         The SEC allows us to "incorporate by reference" information into this proxy statement, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Capstead and our finances.


            SEC FILINGS                                                 PERIOD
            -----------                                                 ------

            Annual Report on Form 10-K                                  Year ended December 31, 2000

            Quarterly Report on Form 10-Q                               Quarter ended March 31, 2001

         We are also incorporating by reference additional documents that we file with the SEC between the date of this proxy statement and the date of the special meeting.

         You can obtain any of the documents incorporated by reference through us or the SEC. Documents incorporated by reference are available to you without charge, excluding all exhibits. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone at the following address:

                              Stockholder Relations
                          Capstead Mortgage Corporation
                    8401 North Central Expressway, Suite 800
                            Dallas, Texas 75225-4410
                                 (214) 874-2323

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE AMENDMENT TO OUR CHARTER TO EFFECT THE REVERSE STOCK SPLIT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 17, 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE APPROVAL OF THE AMENDMENT TO OUR CHARTER TO EFFECT THE REVERSE STOCK SPLIT WILL CREATE ANY IMPLICATION TO THE CONTRARY.


                                             By order of the board of directors,



                                                                Andrew F. Jacobs
                                                                       Secretary


May 17, 2001

--------------------------------------------------------------------------------


                    CAPSTEAD MORTGAGE CORPORATION
[CAPSTEAD LOGO]     8401 N. CENTRAL EXPRESSWAY, SUITE 800
                    DALLAS, TEXAS 75225                                    PROXY
--------------------------------------------------------------------------------
       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
                        OF CAPSTEAD MORTGAGE CORPORATION


       Proxy for Special Meeting of Stockholders to be held June 15, 2001

The undersigned, a stockholder of Capstead Mortgage Corporation, a Maryland corporation, hereby appoints Andrew F. Jacobs and Bethany L. Lee, as proxies, each with the power of substitution to vote the shares of common stock which the undersigned would be entitled to vote if personally present at the special meeting of stockholders to be held at 9:00 a.m., Dallas time, on June 15, 2001 at 8401 North Central Expressway, Suite 800, Dallas, Texas and at any adjournment of the meeting. I hereby acknowledge receipt of the notice of special meeting and proxy statement dated May 17, 2001.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholders. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE AMENDMENT TO CAPSTEAD'S CHARTER TO EFFECT A ONE-FOR-TWO REVERSE STOCK SPLIT AND, IN THE DISCRETION OF THE PROXYHOLDER, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY ADJOURNMENT OF THE MEETING.

                        DO NOT FOLD, STAPLE OR MUTILATE

                PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE,
               WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.
                        PLEASE VOTE YOUR PROXY PROMPTLY


             (continued and to be signed and dated on reverse side)

                                                                       COMPANY #
                                                                       CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY
NOTE -- IF VOTING BY TELEPHONE OR INTERNET

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED THE PROXY CARD. THE
DEADLINE FOR TELEPHONE AND INTERNET VOTING IS 1:00 P.M. EASTERN TIME, ON JUNE
14, 2001.

VOTE BY TELEPHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

o    Have your proxy card in hand when you call.

o    You will be prompted to enter your 3-digit Company Number and your 7-digit
     Control Number, which are located in the upper right hand corner of this card.

o    Follow the simple instructions given over the telephone.

VOTE BY INTERNET -- http://www.eproxy.com/cmo/ -- QUICK *** EASY *** IMMEDIATE

o    Use the Internet to vote your proxy 24 hours a day, 7 days a week.

o    Have your proxy card in hand when you access the web site.

o    You will be prompted to enter your 3-digit Company Number and 7-digit
     Control Number, which are located in the upper right hand corner of this card.

VOTE BY MAIL -- POSTAGE-PAID ENVELOPE PROVIDED

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

[CAPSTEAD LOGO]

    IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                             o Please detach here o


1.   Approval of an amendment to Capstead's charter to effect
     a one-for-two reverse split of Capstead's common stock.          [ ]  For    [ ]  Against    [ ]  Abstain

In the discretion of such proxies, upon such other business as may properly come before the special meeting or any adjournment of the meeting, including any matter of which we did not receive timely notice as provided by Rule 14a-4(o) promulgated under the Securities Exchange Act of 1934, as amended.

WE BELIEVE THAT PROPOSAL 1., IS IN OUR BEST INTEREST AND IN THE BEST INTEREST OF
OUR STOCKHOLDERS AND RECOMMEND THAT YOU VOTE "FOR" PROPOSAL 1.

Address Change? Mark Box  [ ]  [ ]  I plan to attend the meeting.

Indicated changes below:                          Dated ___________________________ ,2001


                                                   ----------------------------
                                                  (Signature of Stockholder(s))
                                                  (Note: If voting by mail, please sign exactly
                                                  as your name(s) appear on the label. If more than
                                                  one name appears, all persons so designated should
                                                  sign. When signing in a representative capacity,
                                                  please give your full title)
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